Exhibit 99.1

      FOR IMMEDIATE RELEASE

Public Relations Contact: Teresa Morrow Corporate Communications Director 651-312-3570 tmmorrow@bremer.com	Financial Contact: Stuart F. Bradt Controller 651-734-4717 sfbradt@bremer.com

BREMER REPORTS FOURTH QUARTER 2004 EARNINGS

    St. Paul, Minn. (January 25, 2005) — Bremer Financial Corporation reported net income of $18.4 million for the three months ended December 31, 2004, an increase of 29.7% from the $14.2 million earned for the same three-month period in 2003. On a full-year basis through December 31, 2004, net income was $64.2 million, compared to $61.1 million earned in 2003, an increase of 5.0%. Return on average equity for the fourth quarter of 2004 was 14.69% compared to 12.23% in the fourth quarter of 2003, while return on average assets was 1.22% in the fourth quarter of 2004 compared to 1.01% in the fourth quarter of 2003.

“Bremer employees provide outstanding service and sound financial advice — our strong performance in 2004 proves that our clients appreciate that and are rewarding us with their business,” said Stan Dardis, Bremer President and CEO. “Bremer is committed to building healthy communities. By turning in a strong financial performance, we are able to funnel more charitable dollars to communities through our major shareholder — the Otto Bremer Foundation. We measure success by the retention of our employees and clients. By increasing employee volunteer hours. By growing charitable giving in our communities. By those measures alone, 2004 was a very good year.”

Net interest income for the fourth quarter of 2004 was $54.4 million, an increase of $7.6 million or 16.2% from the $46.8 million reported for the same period a year ago. Net interest margin increased to 3.98% in the fourth quarter of 2004 from 3.74% in the fourth quarter of 2003 while average loans and leases increased

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Bremer Reports Fourth Quarter 2004 Earnings

$534 million or 13.6% when comparing the same two periods. On a full-year basis, net interest income increased $12.3 million or 6.6% from 2003, while net interest margin decreased to 3.77% from 3.89% and average loans and leases increased 10.8% or $410 million.

The increase in net interest margin for the fourth quarter of 2004 is primarily the result of recent increases in short-term interest rates. The average yield on earning assets increased 26 basis points when comparing the fourth quarter of 2004 with the fourth quarter of 2003. Meanwhile, the average cost of interest bearing liabilities increased by only 5 basis points when comparing the same two periods. The net interest margin of 3.98% recorded in the fourth quarter of 2004 represents a 22 basis point increase over the net interest margin of 3.76% recorded in the third quarter of 2004.

Noninterest income of $20.7 million in the fourth quarter of 2004 reflects a $1.7 million or 8.9% increase from the $19.0 million of noninterest income recorded in the fourth quarter of 2003. Increases of 22.8% and 13.3% in insurance commissions and investment management and trust fees, respectively, contributed more than $1.0 million towards the increase. When comparing full-year 2004 results to full-year 2003 results, noninterest income declined $7.1 million, or 8.1%. Increases in insurance commissions, investment management and trust fees, and brokerage revenues were offset by a $12.6 million decrease in gains on the sale of loans and investment securities. The 2004 decline in gains on sale of loans was caused primarily by a reduced level of residential mortgage loan refinancing activity.

On a year-to-date basis, total noninterest expense increased $7.9 million, or 4.8% to $172.5 million in 2004 from $164.5 million in 2003. When comparing the fourth quarter of 2004 with the fourth quarter of 2003, total noninterest expense was up 13.5%, or $5.4 million. The majority of this increase was in personnel costs. We added additional staff to support higher rates of growth and incurred higher costs associated with our variable pay programs as a result of stronger financial results during the fourth quarter of 2004 compared to the same period in 2003.

Nonperforming assets at December 31, 2004 were $11.4 million, compared to $23.9 million at December 31, 2003. Correspondingly, the ratio of nonperforming assets to total loans, leases and other real estate owned (OREO) decreased to 0.25% at December 31, 2004 from 0.60% at December 31, 2003.

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Bremer Reports Fourth Quarter 2004 Earnings

Bremer recorded net charge-offs of $2.3 million in the fourth quarter of 2004 compared to net charge-offs of $7.2 million in the fourth quarter of 2003. A provision for credit losses of $1.4 million was recorded in the fourth quarter of 2004 compared to $4.4 million in the fourth quarter of 2003. Bremer’s ratio of reserve for credit losses to total loans and leases was 1.35% at December 31, 2004, decreasing from 1.49% at December 31, 2003. Meanwhile, reserve coverage on nonperforming loans and leases increased to 606% at December 31, 2004 from 290% at December 31, 2003.

Bremer Financial Corporation is a privately-held, $6.1 billion regional financial services company jointly owned by its employees and the Otto Bremer Foundation. Founded in 1943 by Otto Bremer, the company is headquartered in St. Paul, MN and provides a comprehensive range of banking, investment, trust and insurance services to over 100 locations in Minnesota, North Dakota and Wisconsin. Company profits are distributed in the form of charitable grants by the Otto Bremer Foundation to communities served by Bremer.

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Except for historical information contained herein, the statements made in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risk and uncertainties, including statements regarding the intent, belief or current expectations of Bremer Financial Corporation and its management as to Bremer’s strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including our competitive environment, economic and other conditions in the markets in which we operate, governmental regulation, including policies and enactments of the Federal Reserve Board, the failure of any proposed acquisitions to be completed for any reason, the failure to successfully integrate any acquisitions, and other risks set forth in Exhibit 99.1 to Bremer’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission, which is incorporated herein by reference.

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Bremer Reports Fourth Quarter 2004 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three months ended December 31,			Twelve months ended December 31,
	2004	2003	Change	2004	2003	Change
Operating Results:
Total interest income	$78,031	$68,345	14.17%	$286,895	$274,381	4.56%
Total interest expense	23,664	21,548	9.82	88,839	88,611	0.26

Net interest income	54,367	46,797	16.18	198,056	185,770	6.61
Provision for credit losses	1,443	4,429	(67.42)	7,042	14,805	(52.43)

Net interest income after provision for credit losses	52,924	42,368	24.92	191,014	170,965	11.73
Noninterest income	20,730	19,035	8.90	79,720	86,780	(8.14)
Noninterest expense	45,077	39,713	13.51	172,470	164,543	4.82

Income before income tax expense	28,577	21,690	31.75	98,264	93,202	5.43
Income tax expense	10,145	7,484	35.56	34,087	32,110	6.16

Net income	$18,432	$14,206	29.74	$64,177	$61,092	5.05%

Net income per share	$1.54	$1.18	29.74	$5.35	$5.09	5.05%
Dividends paid per share	0.50	0.45	11.11	1.90	1.80	5.56

Tax equivalent net interest income	$56,594	$48,947	15.62	$206,610	$193,973	6.51%
Net charge-offs	2,298	7,248	(68.30)	4,458	14,698	(69.67)
Selected Financial Ratios:
Return on average assets	1.22%	1.01%	0.21	1.10%	1.14%	(0.04)
Return on average equity (1)	14.69	12.23	2.46	13.21	13.55	(0.34)
Average equity to average assets (1)	8.30	8.28	0.02	8.33	8.41	(0.08)
Net interest margin (2)	3.98	3.74	0.24	3.77	3.89	(0.12)
Operating efficiency ratio (3)	58.30	58.42	(0.12)	60.23	58.61	1.62
Net charge-offs to average loans and leases	0.21	0.73	(0.52)	0.11	0.39	(0.28)

	December 31, 2004	December 31, 2003
Balance Sheet Data:
Total assets	$6,141,519	$5,673,709	8.25%
Securities (4)	1,193,446	1,314,440	(9.20)
Loans and leases (5)	4,541,993	3,964,015	14.58
Total deposits	4,210,096	4,050,976	3.93
Short-term borrowings	988,457	639,358	54.60
Long-term debt	380,700	460,158	(17.27)
Total shareholders' equity and redeemable Class A
common stock	504,191	467,427	7.87
Per share book value of common stock	42.02	38.95	7.87

Asset Quality:
Reserve for credit losses	$61,490	$58,906	4.39%
Nonperforming assets	11,372	23,936	(52.49)
Nonperforming assets to total loans, leases
and OREO	0.25%	0.60%	(0.35)
Reserve for credit losses to nonperforming loans
and leases	606.27	289.63	316.64
Reserve for credit losses to total loans and leases	1.35	1.49	(0.14)

(1) (2) (3) (4) (5)	Calculation includes shareholders' equity and redeemable class A common stock.
Tax-equivalent basis (TEB).
Noninterest expense as a percentage of tax-equivalent net interest income and noninterest income.
Includes securities held-to-maturity and securities available-for-sale.
Net of unearned discount and includes nonaccrual loans and leases.

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Bremer Reports Fourth Quarter 2004 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY BALANCE SHEET AND INCOME STATEMENT
(dollars in thousands)

	Three months ended December 31,				Twelve months ended December 31,
	2004		2003		2004		2003
	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)
Summary Average Balance Sheet:
Total loans and leases (2)	$4,448,017	6.13%	$3,913,885	5.87%	$4,213,097	5.87%	$3,802,654	6.14%
Total securities (3)	1,188,572	3.91	1,259,067	3.94	1,249,306	3.83	1,165,642	4.18
Total other earning assets	15,740	1.82	18,010	1.13	16,720	1.41	16,842	1.44

Total interest earning assets (4)	$5,652,329	5.65%	$5,190,962	5.39%	$5,479,123	5.39%	$4,985,138	5.67%
Total noninterest earning assets	363,402		370,159		350,244		372,215

Total assets	$6,015,731		$5,561,121		$5,829,367		$5,357,353

Noninterest bearing deposits	$804,329		$717,662		$745,134		$668,457
Interest bearing deposits	3,375,041	1.63%	3,243,474	1.53%	3,324,242	1.54%	3,120,281	1.65%
Short-term borrowings	884,940	1.70	624,977	1.22	798,611	1.38	573,608	1.26
Long-term debt	397,277	6.07	460,233	6.14	429,505	6.19	482,115	6.19

Total interest bearing liabilities	$4,657,258	2.02%	$4,328,684	1.97%	$4,552,358	1.95%	$4,176,004	2.12%
Other noninterest bearing liabilities	54,775		53,904		45,916		61,981
Minority interest	150		150		150		150
Total shareholders' equity and redeemable
Class A common stock	499,219		460,721		485,809		450,761

Total liabilities and equity	$6,015,731		$5,561,121		$5,829,367		$5,357,353

	Three months ended December 31,				Twelve months ended December 31,
	2004	2003	$ Change	% Change	2004	2003	$ Change	% Change
Summary Income Statement:
Total interest income	$78,031	$68,345	$9,686	14.17%	$286,895	$274,381	$12,514	4.56%
Total interest expense	23,664	21,548	2,116	9.82	88,839	88,611	228	0.26

Net interest income	54,367	46,797	7,570	16.18	198,056	185,770	12,286	6.61
Provision for credit losses	1,443	4,429	(2,986)	(67.42)	7,042	14,805	(7,763)	(52.43)

Net interest income after provision for credit losses	52,924	42,368	10,556	24.92	191,014	170,965	20,049	11.73
Service charges	7,941	7,629	312	4.09	31,337	29,966	1,371	4.58
Insurance	3,630	2,956	674	22.80	10,946	9,346	1,600	17.12
Investment management and trust fees	2,983	2,634	349	13.25	11,031	9,933	1,098	11.05
Brokerage	1,471	1,674	(203)	(12.13)	6,245	5,559	686	12.34
Gain on sale of loans	2,731	2,523	208	8.24	10,510	19,302	(8,792)	(45.55)
Gain on sale of securities	-	1	(1)	(100.00)	2,072	5,856	(3,784)	(64.62)
Other	1,974	1,618	356	22.00	7,579	6,818	761	11.16

Total noninterest income	20,730	19,035	1,695	8.90	79,720	86,780	(7,060)	(8.14)
Salaries and wages	21,546	18,603	2,943	15.82	81,651	76,247	5,404	7.09
Employee benefits	5,891	4,096	1,795	43.82	22,501	21,603	898	4.16
Occupancy	3,051	2,800	251	8.96	12,014	11,210	804	7.17
Furniture and equipment	2,646	2,815	(169)	(6.00)	10,406	10,651	(245)	(2.30)
Data processing fees	2,786	2,762	24	0.87	10,959	10,413	546	5.24
FDIC premiums and examination fees	394	434	(40)	(9.22)	1,830	1,753	77	4.39
Amortization of intangibles	685	716	(31)	(4.33)	2,739	2,866	(127)	(4.43)
Other	8,078	7,487	591	7.89	30,370	29,800	570	1.91

Total noninterest expense	45,077	39,713	5,364	13.51	172,470	164,543	7,927	4.82

Income before income tax expense	28,577	21,690	6,887	31.75	98,264	93,202	5,062	5.43
Income tax expense	10,145	7,484	2,661	35.56	34,087	32,110	1,977	6.16

Net income	$18,432	$14,206	$4,226	29.74%	$64,177	$61,092	$3,085	5.05%

(1) (2) (3) (4)	Calculation is based on interest income including $2,226 and $2,150 for the three months ended December 31, 2004 and December 31, 2003 and $8,554 and $8,203 for the twelve months ended December 31, 2004 and December 31, 2003 to adjust to a fully taxable basis using the federal statutory rate of 35%.
Net of unearned discount and includes nonaccrual loans and leases.
Excluding net unrealized gain (loss) on securities available-for-sale.
Before deducting the reserve for credit losses.